Exhibit 10.1

AMENDMENT NO. 2

TO THE

SECOND AMENDED AND RESTATED

FINANCING AGREEMENT

THIS AMENDMENT NO. 2, dated as of December 3, 2003 (this “Amendment”), to the Second Amended and Restated Financing Agreement, dated as of August 13, 2003, as amended or otherwise modified from time to time (the “Financing Agreement”), by and among ATP Oil & Gas Corporation, a Texas corporation (the ”Borrower”), each subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors” and, together with the Borrower, each a “Loan Party” and collectively, the “Loan Parties”), each of the lenders from time to time party thereto (each a “Lender” and collectively, the ”Lenders”), Ableco Finance LLC, a Delaware limited liability company (“Ableco”), as collateral agent and administrative agent for the Lenders (in such capacity, the ”Collateral Agent” or the “Administrative Agent”), and Wells Fargo Foothill, Inc., a California corporation (“Foothill”), as funding agent for the Lenders (in such capacity, the “Funding Agent”, and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively the “Agents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Financing Agreement, among the Borrower, the Guarantors and each of the Lenders from time to time party thereto, Ableco, in its capacity as the Collateral Agent and Administrative Agent for the Lenders, and Foothill, in its capacity as Funding Agent for the Lenders, the Lenders have agreed to make certain revolving loans, which includes a subfacility for the issuance of Letters of Credit (as defined in the Financing Agreement) to the Borrower; and

WHEREAS, the Borrower has requested that Ableco and its Affiliate assignees, and Ableco and its Affiliate assignees have agreed to provide an additional revolving D credit commitment in an aggregate principal amount not to exceed $15,000,000, the proceeds of which will be used to fund expenditures related to the Oil and Gas Properties (as defined in the Financing Agreement) of ATP Oil & Gas (UK) Limited, a wholly owned subsidiary of the Borrower (“ATP UK”), located in the United Kingdom sector of the North Sea (the “UK Oil and Gas Properties”), to fund general working capital of the Borrower and the Foreign Subsidiaries and to pay fees and expenses related to this Amendment and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises and agreements herein, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

2. Recitals. Clause (ii) of the second WHEREAS paragraph set forth in the Recitals is hereby amended by deleting in its entirety the phrase “three revolving credit facilities” and substituting in lieu thereof the phrase “four revolving credit facilities”.

3. Changes to Definitions. Each of the following definitions set forth in Section 1.01 of the Financing Agreement is hereby amended, restated, modified, supplemented, deleted or added:

(a) The second proviso of the definition of the term “Borrowing Base” contained in Section 1.01 of the Financing Agreement is hereby amended by deleting the date “February 28, 2004” and substituting in lieu thereof the date “February 16, 2004”.

(b) The definition of the term “Commitments” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Commitments’ means, with respect to each Lender, such Lender’s Revolving A Credit Commitment, Revolving B Credit Commitment, Revolving C Credit Commitment and Revolving D Credit Commitment.”

(c) The definition of the term “Final Maturity Date” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Final Maturity Date’ means (i) with respect to the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment and the Total Revolving C Credit Commitment, August 1, 2007, and (ii) with respect to the Total Revolving D Credit Commitment, February 16, 2004, or, in either case of clause (i) or (ii) above, such earlier date on which the applicable Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.”

(d) The definition of the term “EBITDA Deficit” contained in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(e) The definition of the term “Foreign Subsidiaries” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Foreign Subsidiaries’ means each of ATP Netherlands and any other subsidiary of the borrower or any other Foreign Subsidiary organized under the laws of a country other than the United States to the extent the formation or acquisition of such Subsidiary is in compliance with the terms and provisions of the Loan Documents, but shall not include ATP UK or any of its Subsidiaries.”

(f) The definition of the term “Guaranty” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Guaranty’ means each guaranty, substantially in the form of Exhibit A or such other guaranty the terms and conditions of which are satisfactory to the Agents, including, without limitation, each guaranty which may be entered into in compliance with the laws of England and Wales, the Netherlands or any other foreign jurisdiction.”

(g) The definition of the term “Pledge Agreement” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Pledge Agreement’ means a Pledge and Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit C or such other form the terms and conditions of which are satisfactory to the Agents, including, without limitation, each pledge agreement, deed of pledge, share charge or other document or instrument (including, without limitation, the Dutch Security Agreements) entered into in compliance with the laws of the England and Wales, the Netherlands or any other foreign jurisdiction, in each case, securing the Obligations and delivered to the Collateral Agent.”

(h) The definition of the term “Petroleum Engineers” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Petroleum Engineers’ means (a) in the case of Oil and Gas Properties within the jurisdiction of the United States, Ryder Scott Company, L.P. and (b) in the case of Oil and Gas Properties within the jurisdiction of the United Kingdom, Troy-Ikoda Limited or, in either case, such other petroleum engineers of recognized national standing in the applicable country as may be selected by the Borrower with the prior consent of the Agents.”

(i) The definition of the term “Pro Rata Share” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Pro Rata Share’ means:

(a) with respect to a Lender’s obligation to make Revolving A Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving A Credit Commitment, by (ii) the Total Revolving A Credit Commitment, provided, that, if the Total Revolving A Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving A Loans (including an amount equal to such Revolving A Loan Lender’s Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving A Loans (including an aggregate amount equal to the Revolving A Lenders’ Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances) and Letter of Credit Obligations,

(b) with respect to a Lender’s obligation to make Revolving B Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving B Credit Commitment, by (ii) the Total Revolving B Credit Commitment, provided, that, if the Total Revolving B Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving B Loans (including an amount equal to such Revolving B Loan Lender’s Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving B Loans (including an aggregate amount equal to the Revolving B Lenders’ Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances),

(c) with respect to a Lender’s obligation to make Revolving C Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving C Credit Commitment, by (ii) the Total Revolving C Credit Commitment, provided, that, if the Total Revolving C Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving C Loans (including an amount equal to such Revolving C Loan Lender’s Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving C Loans (including an aggregate amount equal to the Revolving C Lenders’ Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances),

(d) with respect to a Lender’s obligation to make Revolving D Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Revolving D Credit Commitment, by (ii) the Total Revolving D Credit Commitment, provided, that, if the Total Revolving D Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving D Loans (including an amount equal to such Revolving D Loan Lender’s Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving D Loans (including an aggregate amount equal to the Revolving D Lenders’ Pro Rata Share (as determined by clause (e) hereof) of the Agent Advances), and

(e) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s Revolving A Credit Commitment, Revolving B Credit Commitment, Revolving C Credit Commitment and Revolving D Credit Commitment, by (ii) the sum of the Total Revolving Credit Commitment, provided, that, if such Lender’s Revolving A Credit Commitment, Revolving B Credit Commitment, Revolving C Credit Commitment or Revolving D Credit Commitment shall have been reduced to zero, such Lender’s Revolving A Credit Commitment, Revolving B Credit Commitment, Revolving C Credit Commitment or Revolving D Credit Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of such Lender’s Revolving A Loans, Revolving B Loans, Revolving C Loans or Revolving D Loans, as the case may be (including Agent Advances), and its interest in the Letter of Credit Obligations and if the Total Revolving A Credit Commitment, Total Revolving B Credit Commitment, Total Revolving C Credit Commitment or Total Revolving D Credit Commitment shall have been reduced to zero, the Total Revolving A Credit Commitment, Total Revolving B Credit Commitment, Total Revolving C Credit Commitment or Total Revolving D Credit Commitment, as the case may be, shall be deemed to be the aggregate unpaid principal amount of all Revolving A Loans, Revolving B Loans, Revolving C Loans and Revolving D Loans (including Agent Advances) and Letter of Credit Obligations.”

(j) The definition of the term “Required Lenders” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Required Lenders’ means at any time, Lenders whose Pro Rata Shares aggregate at least 51% as determined pursuant to clause (e) of the definition of “Pro Rata Share”; provided, that (a) so long as Foothill and its Affiliates hold not less than 30% of the aggregate principal amount of the Revolving A Credit Commitment, or if the Revolving A Credit Commitment has been terminated or reduced to zero, the Revolving A Loans, “Required Lenders” shall include Foothill, and (b) so long as Ableco and its Affiliates or Related Funds hold not less than 30% of the aggregate principal amount of the Revolving B Credit Commitment, the Revolving C Credit Commitment and the Revolving D Credit Commitment, or if any of the Revolving B Credit Commitment, the Revolving C Credit Commitment or the Revolving D Credit Commitment has been terminated or reduced to zero, the Revolving B Loans, the Revolving C Loans or the Revolving D Loans, as applicable, “Required Lenders” shall include Ableco.”

(k) The definition of the term “Revolving C Loan Lender” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Revolving C Loan Lender’ means a Lender with a Revolving C Credit Commitment.”

(l) The definition of the term “Revolving Loan Commitment” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Revolving Loan Commitment’ means, with respect to each Lender, such Lender’s Revolving A Loan Commitment, Revolving B Loan Commitment, Revolving C Loan Commitment and Revolving D Loan Commitment.”

(m) The definition of the term “Revolving Loan Lender” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Revolving Loan Lender’ means, collectively, the Revolving A Loan Lenders, Revolving B Loan Lenders, Revolving C Loan Lenders and Revolving D Loan Lenders.”

(n) The definition of the term “Revolving Loans “ contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Revolving Loans’ means, collectively, the Revolving A Loans, Revolving B Loans, Revolving C Loans and Revolving D Loans.”

(o) The definition of the term “Security Agreement” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“ ‘Security Agreement’ means a Security Agreement made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit B or such other form the terms and conditions of which are satisfactory to the Agents, including, without limitation, each security agreement, instrument or other document entered into in compliance with the laws of England and Wales, the Netherlands or any other foreign jurisdiction, in each case, securing the Obligations and delivered to the Collateral Agent.”

(p) The definition of the term “Specified Event of Default” contained in Section 1.01 of the Financing Agreement is hereby deleted in its entirety.

(q) The definition of the term “Total Revolving Credit Commitment” contained in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“‘Total Revolving Credit Commitment’ means the sum of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment, the Total Revolving C Credit Commitment and the Total Revolving D Credit Commitment.”

(r) Each of the following definitions of the terms is hereby added to Section 1.01 of the Financing Agreement in the appropriate alphabetical order:

“ ‘IPE’ means the International Petroleum Exchange or its successor entity.”

“ ‘IPE Strip Price’ means the lower of (i) as of any date of determination (A) for the 24 month period commencing with the month in which the date of determination occurs, the average of the 24 succeeding monthly futures contract prices, commencing with the month during which the determination date occurs, for each of the appropriate crude oil and natural gas categories included in the most recent UK Reserve Report provided by the Borrower to the Agents pursuant to Section 7.01(a)(xxv), as quoted on the IPE, and (B) for periods after such 24 month period, the average of the quoted prices for the period from and including the 13th month in such 24 month period through the 24th month in such period; provided, that if the IPE no longer provides futures contract price quotes or has ceased to operate, the comparable futures contract prices quoted on such other nationally recognized commodities exchange as the Agents shall designate.”

“ ‘Material Adverse Deviation’ means any of the following deviations from any of the following line items set forth in the Weekly Cash Flow Schedules:

(i) at the end of each week, for the period including the period of the week ending December 5, 2003 through the end of the applicable weekly period, the aggregate amount of actual Collections from the sale of Hydrocarbons of the Loan Parties for such period is less than 90% of the aggregate amount of Collections from the sale of Hydrocarbons of the Loan Parties on the line items entitled “Cash Inflows/Revenue Receipts” set forth in the Weekly Cash Flow Schedules for such period; provided, that, for purposes of such calculation, the Borrower may include any Collections received by it on or prior to the date on which the Borrower is required to deliver its weekly report pursuant to Section 7.01(a)(xxvii),

(ii) at the end of each week, for the period including the period of the week ending December 5, 2003 through the end of the applicable weekly period, the aggregate amount of actual loans, capital contributions or other distributions from the Borrower to ATP UK is greater than 110% of the aggregate amount of such loans, capital contributions or other distributions from the Borrower to ATP UK on the line items entitled “UK Disbursements – Other” and “UK Disbursements — Helvellyn” set forth in the Weekly Cash Flow Schedules for such period, or

(iii) at the end of each week, for the period including the period of the week ending December 5, 2003 through the end of the applicable weekly period, the aggregate amount of actual disbursements by ATP UK to develop its Oil and Gas Properties at Helvellyn is greater than 110% of the aggregate amount of such disbursements by ATP UK on the line item entitled “UK Disbursements – Helvellyn” set forth in the Weekly Cash Flow Schedules for such period.”

“ ‘UK PV-10’ means, as of any date of determination, the sum of the present values of the amounts of net revenues before income taxes expected to be received in each of the months following the date of determination on the basis of estimated production from Proved Reserves during such months determined as follows:

(a) each such monthly net revenue amount shall be calculated (x) on the basis of the applicable IPE Strip Price for the appropriate category of oil or gas as of such date of determination, adjusting such price to reflect (A) the difference between the appropriate IPE futures contract prices and the sales prices at the delivery point where the gas or oil, as the case may be, produced by the applicable Oil and Gas Property, is sold with respect to Hydrocarbons produced from specific Oil and Gas Properties of ATP UK, (B) the prices for fixed price contracts for such month, (C) the prices for hedged volumes for such month and (D) Btu content, (y) assuming that production costs remain constant throughout the periods of the calculation of such monthly net revenues, and (z) otherwise applying the financial accounting and reporting standards prescribed by the SEC for application of the successful efforts method of accounting for such revenues under Rule 4-10 of Regulation S-X as promulgated by the SEC from time to time except for pricing parameters which are addressed in clause (x) above; and

(b) the present value of each such monthly net revenue amount shall be determined by discounting each such monthly net revenue amount from the month in which it is expected to be received, on a monthly basis, to such date of determination at a rate of 10% per annum.”

“ ‘Revolving D Credit Commitment’ means, with respect to each Lender, the commitment of such Lender to make Revolving D Loans to the Borrower in the amount set forth opposite such Lender’s name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of the Financing Agreement.”

“ ‘Revolving D Loan’ means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(iv).”

“ ‘Revolving D Loan Lender’ means a Lender with a Revolving D Credit Commitment.”

“ ‘Total Revolving D Credit Commitment’ means the sum of the amounts of the Lenders’ Revolving D Credit Commitments.”

“ ‘UK Reserve Report’ has the meaning specified therefor in Section 7.01(a)(xxv).”

“ ‘Weekly Cash Flow Schedules’ has the meaning specified therefor in Section 7.01(a)(xiv).”

4. Commitments. (a) Section 2.01(a) of the Financing Agreement is hereby amended by inserting immediately after clause (iii) the following new clause (iv):

“(iv) each Revolving D Loan Lender severally agrees to make Revolving D Loans to the Borrower at any time and from time to time from December 3, 2003 to the Final Maturity Date, or until the earlier reduction of its Revolving D Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving D Loans at any time outstanding not to exceed the amount of such Lender’s Revolving D Credit Commitment.”

(b) Section 2.01(b) of the Financing Agreement is hereby amended by inserting immediately after clause (iii) the following new clause (iv):

“(iv) The aggregate principal amount of Revolving D Loans outstanding at any time to the Borrower shall not exceed the lesser of the Total Revolving D Credit Commitment and 110% of the principal amount of outstanding loans and other disbursements set forth in the Foreign Working Capital Budget for the applicable week.”

(c) Before giving effect to the amendment set forth in clause (b) above, existing clause (viii) of Section 2.01(b) of the Financing Agreement is hereby deleted in its entirety.

(d) Before giving effect to the amendment set forth in clause (b) above, the following clauses of Section 2.01(b) of the Financing Agreement shall be renumbered as follows: clause (iv) shall be renumbered clause (v), clause (v) shall be renumbered clause (vi), clause (vi) shall be renumbered clause (vii), and clause (vii) shall be renumbered clause (viii).

5. Making the Loans. (a) Clause (iii) of Section 2.02(a) of the Financing Agreement is hereby amended by (i) deleting the word “or” between the phrases “a Revolving B Loan” and “a Revolving C Loan” and inserting in lieu thereof a comma, and (ii) inserting immediately prior to the comma at the end of such clause the phrase “or a Revolving D Loan”.

(b) Section 2.02(b) of the Financing Agreement is hereby amended by inserting immediately prior to the period at the end of such Section, the following proviso:

“; provided, that, if Foothill is the Funding Agent, any Revolving Loan may be made in a minimum amount of $100,000 and in an integral multiple of $100,000”

(c) Section 2.02(c) of the Financing Agreement is hereby amended by (i) deleting the word “and” between the phrases “the Total Revolving B Credit Commitment” and “the Total Revolving C Credit Commitment” and inserting in lieu thereof a comma, and (ii) inserting immediately prior to the comma after the phrase “the Total Revolving C Credit Commitment”, the phrase “and the Total Revolving D Credit Commitment”.

6. Repayment of Loans; Evidence of Debt . Section 2.03(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The outstanding principal of the Revolving Loans shall be due and payable on the applicable Final Maturity Date; provided, however, that, if on February 16, 2004, the Total Revolving C Credit Commitment is terminated pursuant to Section 2.05(a), (x) the aggregate outstanding principal of the Revolving C Loans shall be repayable in monthly installments, on the last day of each month, commencing on February 29, 2004 until paid in full, in an amount equal to $400,000 per month, with the last such installment to be in the amount necessary to repay in full the unpaid principal amount of the remaining aggregate outstanding amount of the Revolving C Loans, and (y) the aggregate outstanding principal of the Foreign Loans shall be repayable in monthly installments, on the last day of each month, commencing on February 29, 2004, until paid in full, in an amount equal to $500,000 per month, with the last such installment to be in the amount necessary to repay in full the unpaid principal amount of the remaining aggregate outstanding amount of the Foreign Loans.”

7. Interest. (a) The proviso of clause (ii) of Section 2.04(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“provided, that, so long as no Event of Default has occurred and is continuing, a portion of the interest on the Revolving B Loans equal to 1.0% per annum that has accrued during such period shall be capitalized on each interest payment date and added to the outstanding principal amount of the Revolving B Loans and the interest otherwise payable in cash shall be reduced by the amount of interest so capitalized, but such interest may, at the option of the Borrower after notice to the Agents, be paid in cash by the Borrower.”

(b) The first and second provisos of clause (iii) of Section 2.04(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“provided, that, if on February 16, 2004, the then applicable Borrowing Base is equal to or greater than $110,000,000 and there exists no Event of Default, interest on each Revolving C Loan shall be at a rate per annum equal to the greater of (i) the Reference Rate plus 7.0% and (ii) 11.25%; provided, further, that so long as no Event of Default has occurred and is continuing, a portion of the interest on the Revolving C Loans equal to 2.0% per annum that has accrued during such period shall be capitalized on each interest payment date and added to the outstanding principal amount of the Revolving C Loans and the interest otherwise payable in cash shall be reduced by the amount of interest so capitalized, but such interest may, at the option of the Borrower after notice to the Agents, be paid in cash by the Borrower.”

(c) Section 2.04(a) of the Financing Agreement is hereby amended by inserting immediately after clause (iii) the following new clause (iv):

“(iv) Each Revolving D Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving D Loan until such principal amount becomes due, at a rate per annum equal to 15.0%; provided, that, so long as no Event of Default has occurred and is continuing, a portion of the interest on the Revolving D Loans equal to 5.0% per annum that has accrued during such period shall be capitalized on each interest payment date and added to the outstanding principal amount of the Revolving D Loans and the interest otherwise payable in cash shall be reduced by the amount of interest so capitalized, but such interest may, at the option of the Borrower after notice to the Agents, be paid in cash by the Borrower. For purposes of this Agreement and the other Loan Documents, the amounts so capitalized hereunder shall bear interest in accordance with this Section 2.04 as though such amounts constituted a Revolving D Loan made by the Revolving D Loan Lenders to the Borrower.”

8. Reduction of Commitments. Section 2.05(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Each of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment, the Total Revolving C Credit Commitment and the Total Revolving D Credit Commitment shall terminate on the applicable Final Maturity Date; provided, however, that, if on February 16, 2004, the then applicable Borrowing Base is less than $110,000,000, the Total Revolving C Credit Commitment shall terminate. Notwithstanding anything contained in this Agreement or the other Loan Documents, unless all of the Revolving D Lenders otherwise agree, each prepayment (whether pursuant to an optional, scheduled or mandatory prepayment) of the Revolving D Loans shall result in a permanent reduction in the Total Revolving D Credit Commitment in an amount equal to the amount of such prepayment.

(ii) The Borrower may, without premium or penalty, reduce (w) the Total Revolving A Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving A Loans then outstanding, (B) the aggregate principal amount of all Revolving A Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02, (C) the Letter of Credit Obligations at such time and (D) the stated amount of all Letters of Credit not yet issued as to which a request has been made and not withdrawn; (x) the Total Revolving B Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving B Loans then outstanding, (B) the aggregate principal amount of all Revolving B Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02 and (C) the aggregate principal amount of Revolving B Loans not yet made but which will be made pursuant to Section 2.05(c)(ii) upon the opening or establishment of a Letter of Credit pursuant to Section 3.03(a); (y) the Total Revolving C Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving C Loans then outstanding, (B) the aggregate principal amount of all Revolving C Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02 and (C) the aggregate principal amount of Revolving C Loans not yet made but which will be made pursuant to Section 2.05(c)(ii) upon the opening or establishment of a Letter of Credit pursuant to Section 3.03(a); and (z) the Total Revolving D Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving D Loans then outstanding and (B) the aggregate principal amount of all Revolving D Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the applicable Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days’ prior written notice to the Agents and shall be irrevocable.

(iii) Once reduced, the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment, the Total Revolving C Credit Commitment and the Total Revolving D Credit Commitment may not be increased. Each such reduction of the Total Revolving A Credit Commitment, the Total Revolving B Credit Commitment, the Total Revolving C Credit Commitment or the Total Revolving D Credit Commitment shall reduce the Revolving A Credit Commitment, the Revolving B Credit Commitment, the Revolving C Credit Commitment or the Revolving D Credit Commitment, as the

case may be, of each Lender proportionately in accordance with its Pro Rata Share thereof.”

9. Mandatory Prepayments. (a) Clause (viii) of Section 2.05(c) of the Financing Agreement is hereby deleted in its entirety.

(b) Immediately after giving effect to clause (a) above, clause (xi) of Section 2.05(c) of the Financing Agreement shall be renumbered clause (viii).

10. Application of Payments. Section 2.05(d) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“In the absence of an Event of Default, the prepayments required under Section 2.05(c)(i), (c)(iii), (c)(iv), (c)(v), (c)(vi), (c)(vii) and (c)(viii) shall be applied as follows:

(i) the proceeds from any prepayment pursuant to any Disposition of Collateral of ATP UK, any incurrence by ATP UK of any Indebtedness, any Extraordinary Receipts of ATP UK, the repayment of any Foreign Loans made to ATP UK or any Collections of ATP UK shall be applied as follows: first, ratably to the Revolving D Loans until paid in full, second, ratably to the Revolving C Loans until paid in full, third, ratably to the Revolving B Loans until paid in full, and, fourth, ratably to the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount equal to 110% of such Letter of Credit Obligations) until paid in full; and

(ii) the proceeds from any prepayment pursuant to any Disposition of any Capital Stock of ATP UK or any issuance by ATP UK of any shares of its Capital Stock shall be applied as follows: (x) 65% of the proceeds of such Disposition or issuance shall be applied first, ratably to the Revolving C Loans until paid in full, second, ratably to the Revolving B Loans until paid in full, third, ratably to the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount equal to 110% of such Letter of Credit Obligations) until paid in full, and, fourth, ratably to the Revolving D Loans until paid in full, and (y) the remaining proceeds shall be applied first, ratably to the Revolving D Loans until paid in full, second, ratably to the Revolving C Loans until paid in full, third, ratably to the Revolving B Loans until paid in full, and, fourth, ratably to the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount equal to 110% of such Letter of Credit Obligations) until paid in full; and

(iii) the proceeds of any other prepayment pursuant to Sections 2.05(c)(i) (other than funds to cash collateralize the Letter of Credit Obligations or to prepay the Revolving A Loans as a result of the Revolving A Loans exceeding 100% of the amount attributable to clause (i) of the definition of “Borrowing Base”), (c)(iii) (other than Collections of ATP UK, Collections related to specific items of Collateral identified in clause (i) or (ii) of this Section 2.05(d)), (c)(iv) (other than Dispositions of Collateral of ATP UK and of shares of Capital Stock of ATP UK), (c)(v) (other than the issuance by ATP UK of any shares of its Capital Stock or the incurrence by ATP UK of any Indebtedness), (c)(vi) (other than any Extraordinary Receipts of ATP UK), (c)(vii) and (c)(viii) (other than repayments of Foreign Loans made to ATP UK) shall be applied as follows: first, ratably to the Revolving C Loans until paid in full, second, ratably to the Revolving B Loans until paid in full, third, ratably to the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount equal to 110% of such Letter of Credit Obligations) until paid in full, and, fourth, ratably to the Revolving D Loans until paid in full.”

11. Apportionment of Payments. (a) Section 4.04(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to Section 4.04(e) and the other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, the Funding Agent may, and upon the direction of the Required Lenders or the Required Revolving A Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral: (i) first, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (ii) second, ratably to pay the Revolving A Loans in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving A Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Agent Advances until paid in full; (v) fifth, ratably to pay interest due in respect of the Revolving A Loans and Letter of Credit Obligations until paid in full; (vi) sixth, ratably to pay principal of the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount up to 110% of such Letter of Credit Obligations) then due and payable until paid in full; (vii) seventh, ratably to pay the Revolving B Loans and Revolving C Loans in respect of any fees, expense reimbursements and indemnities then due to the Revolving B Loan Lenders and the Revolving C Loan Lenders until paid in full; (viii) eighth, ratably to pay interest due in respect of the Revolving B Loans and the Revolving C Loans until paid in full; (ix) ninth, ratably to pay principal of the Revolving B Loans and the Revolving C Loans then due and payable until paid in full; (x) tenth, ratably to pay the Revolving D Loans in respect of any fees, expense reimbursements and indemnities then due to the Revolving D Loan Lenders until paid in full; (xi) eleventh, ratably to pay interest due in respect of the Revolving D Loans until paid in full; (xii) twelfth, ratably to pay principal of the Revolving D Loans then due and payable until paid in full; and (xiii) thirteenth, to the ratable payment of all other Obligations then due and payable.”

(b) Section 4.04(c) of the Financing Agreement is hereby amended and restated in its entirety as follows:

“In each instance, so long as no Event of Default has occurred and is continuing, Section 4.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Funding Agent to be for the payment of the principal of or interest on the Revolving A Loans, the Revolving B Loans, the Revolving C Loans or the Revolving D Loans or other related Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Revolving A Loans, the Revolving B Loans, the Revolving C Loans or the Revolving D Loans in accordance with the terms and conditions of Section 2.05.”

(c) Section 4.04 of the Financing Agreement is hereby amended by inserting immediately after clause (d) the following new clause (e):

“(e) Notwithstanding anything contained in this Agreement, including, without limitation, Section 4.04(b), after the occurrence and during the continuance of an Event of Default, 100% of the proceeds from any Collateral of ATP UK and 35% of the proceeds from the Disposition or issuance of any shares of Capital Stock of ATP UK shall be applied to the Obligations in the following order of priority: (i) first, ratably to pay the Revolving D Loans in respect of any fees, expense reimbursements and indemnities then due to the Revolving D Loan Lenders until paid in full; (ii) second, ratably to pay interest due in respect of the Revolving D Loans until paid in full; (iii) third, ratably to pay principal of the Revolving D Loans then due and payable until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full; (v) fifth, ratably to pay the Revolving A Loans in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving A Loan Lenders until paid in full; (vi) sixth, ratably to pay interest due in respect of the Agent Advances until paid in full; (vii) seventh, ratably to pay principal of the Agent Advances until paid in full; (viii) eighth, ratably to pay interest due in respect of the Revolving A Loans and Letter of Credit Obligations until paid in full; (ix) ninth, ratably to pay principal of the Revolving A Loans and Letter of Credit Obligations (or, to the extent such Letter of Credit Obligations are contingent, to provide cash collateral in an amount up to 110% of such Letter of

Credit Obligations) then due and payable until paid in full; (x) tenth, ratably to pay the Revolving B Loans and Revolving C Loans in respect of any fees, expense reimbursements and indemnities then due to the Revolving B Loan Lenders and the Revolving C Loan Lenders until paid in full; (xi) eleventh, ratably to pay interest due in respect of the Revolving B Loans and the Revolving C Loans until paid in full; (xii) twelfth, ratably to pay principal of the Revolving B Loans and the Revolving C Loans then due and payable until paid in full; and (xiii) thirteenth, to the ratable payment of all other Obligations then due and payable.”

(d) Before giving effect to the amendment set forth in clause (c) above, Section 4.04(e) of the Financing Agreement shall be re-referenced and referred to as Section 4.04(f).

12. Use of Proceeds. Section 6.01(t) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“The proceeds of the Loans shall be used (a) to purchase the Existing Indebtedness of the Borrower in the outstanding principal amount of approximately $50,000,000, (b) to repay all of the Indebtedness of the Borrower under the Subordinated Note Documents, (c) to pay fees and expenses in connection with the transactions contemplated hereby, (d) to fund working capital of the Borrower, (e) subject to the terms and conditions contained in the Loan Documents, to repay any other outstanding Loans, and (f) subject to the terms and conditions set forth in Section 7.02(e), to fund working capital of the Foreign Subsidiaries and ATP UK in an aggregate amount not to exceed $17,500,000, provided, that, the funds made available to any of the Foreign Subsidiaries or ATP UK in excess of $7,500,000 shall be from the proceeds of the Revolving D Loans, and the funding of all such working capital shall be pursuant to a budget to be delivered by the Borrower to the Agents and which, with the consent of the Agents, may be updated by the Borrower from time to time, in each case the form and substance of which shall be satisfactory to the Agents in their sole discretion (the “Foreign Working Capital Budget”). The Letters of Credit will be used for general working capital purposes.”

13. Reporting Requirements. (a) Section 7.01(a)(viii) of the Financing Agreement is hereby amended by inserting immediately prior to the end of such Section, the following proviso:

“; provided, further, that on or prior to February 16, 2004, the Borrower shall deliver to the Agents the Reserve Report dated December 31, 2003 and such other information required to be delivered pursuant to Section 7.01(a)(vi), and shall deliver to the Agents a Borrowing Base Certificate and such other information required to be delivered pursuant to this Section 7.01(a)(viii), updating the NYMEX Strip Price as of January 31, 2004 and rolling forward production and the classifications as to Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves as of February 16, 2004, it being acknowledged by the parties that on and after February 16, 2004 until the delivery of an updated Borrowing Base Certificate pursuant to this Section 7.01(a)(viii), the Borrowing Base Certificate delivered pursuant to this proviso shall be the effective Borrowing Base Certificate”

(b) Section 7.01(a) of the Financing Agreement is hereby amended by deleting at the end of clause (xxiii) the word “and” and inserting immediately after clause (xxiii) the following new clauses (xxiv), (xxv), (xxvi) and (xxvii):

“(xxiv) on or prior to November 30, 2003, the Borrower shall have delivered to the Agents internally prepared weekly cash flow schedules as at the end of each week, for each period commencing at the end of the immediately preceding week and ending with the end of such week for the period from November 30, 2003 through March 5, 2004, which, with the consent of the Agents, may be updated by the Borrower from time to time (the “Weekly Cash Flow Schedules”), all in reasonable detail, and such weekly cash flow schedules shall include an updated Foreign Working Capital Budget, all in form and substance satisfactory to the Agents;

(xxv) not later than 60 days after June 30th and December 31st of each year (but, in the case of the UK Reserve Report dated December 31, 2003, not later than February 16, 2004), a reserve report related to ATP UK’s Oil and Gas Properties, similar in scope and substance to the Reserve Report (each such reserve report, the “UK Reserve Report”), prepared under the supervision of the chief engineer of the Borrower who shall certify the information contained in such reserve report to be true and accurate, and together with each such UK Reserve Report, a certificate of an Authorized Officer certifying that, to the best of his knowledge (A) the information contained in the UK Reserve Report and any other information delivered in connection therewith is true and correct, (B) ATP UK owns good and defensible title to its Oil and Gas Properties evaluated in such UK Reserve Report and such Oil and Gas Properties are free and clear of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to such Oil and Gas Properties evaluated in such UK Reserve Report which would require the Borrower or its Subsidiaries to deliver Hydrocarbons produced from such Oil and Gas Properties or make cash payments at some future time without then or thereafter receiving full payment therefor, (D) except as set forth on an exhibit to the certificate, none of such Oil and Gas Properties have been sold since the date of the UK Reserve Report most recently delivered pursuant to this Section 7.01(a)(xxv), which exhibit shall list all of its Oil and Gas Properties sold and in such detail as is reasonably required by the Collateral Agent, (E) attached as an exhibit to the certificate is a list of such Oil and Gas

Properties added to and deleted from the UK Reserve Report most recently delivered pursuant to this Section 7.01(a)(xxv) and a list of all Persons disbursing proceeds to the Borrower or its Subsidiaries, as applicable, from such Oil and Gas Properties, (F) attached to the certificate as an exhibit is a list of all of the Oil and Gas Properties of ATP UK evaluated by such Reserve Report that are subject to a Mortgage, a Security Agreement or other security instrument, that in each case create a perfected, first priority Lien in such Oil and Gas Properties in favor of the Collateral Agent for the ratable benefit of the Lenders, except as to priority solely in respect of Permitted Liens that are inchoate Liens securing obligations for the payment of money not overdue or otherwise payable, and (G) except as set forth on an exhibit to such certificate, there has not been any change in the working interest or net revenue interest of ATP UK in any of the Oil and Gas Properties included on such UK Reserve Report, which change has occurred since the date of the last certificate delivered pursuant to this Section 7.01(a)(xxv), such exhibit to set forth the reason for such change;

(xxvi) as soon as available and in any event within 30 days after the end of each month, a report setting forth, in form reasonably acceptable to the Agents, the calculation of the UK PV-10 of the Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves as determined by the UK Reserve Report most recently delivered by the Borrower under Section 7.01(a)(xxv), such calculation to be made by multiplying (x) the volumetric quantity of the categories of estimated Proved Reserves set forth in such UK Reserve Report less such aggregate projected production of Proved Reserves since the date of and as provided in such Reserve Report by (y) the applicable IPE Strip Price as of the last Business Day of the month preceding the date of the delivery by the Borrower of such report to the Agents; each such report shall (A) include a discussion of (I) any changes since the date of such Reserve Report in the categorization of any Oil and Gas Properties among Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, Proved Undeveloped Reserves and “other”, (II) any changes in the working interest or net revenue interest in the Oil and Gas Properties of ATP UK and reflected on such UK Reserve Report, (III) information related to any new Oil and Gas Properties in which ATP UK has an interest, including, without limitation, a description of such property, the license number, the royalty, working, operating or other interests or preferential rights of any other Person (including a brief description of each such interest) and any other information as the Agents may reasonably request, (IV) a report setting forth in a reasonable detail, all Oil and Gas Properties of ATP UK subject to licenses that will expire within 180 days thereof and the status of any extensions of such licenses, and (V) such other information as the Agents shall reasonably consider appropriate or necessary from the perspective of an asset-based lender; and (B) be accompanied by a certificate of an Authorized Officer of the Borrower certifying to the completeness and accuracy of the information (other than the projections of quantities of reserves)

set forth in the report, including the methodology for the calculation of the PV-10 of Proved Reserves;

(xxvii) as soon as available at the end of each week and in any event prior to Wednesday of the following week, a report setting forth the actual results on a weekly and cumulative basis for each item set forth in the Weekly Cash Flow Schedules in comparative form to the corresponding weekly or cumulative period, to be accompanied by a certificate of the Chief Financial Officer of the Borrower certifying as to the completeness and accuracy of the information set forth in such report; and”

(c) Before giving effect to the amendment set forth in clause (a) above, Section 7.01(a)(xxiv) of the Financing Agreement shall be renumbered and referred to as Section 7.01(a)(xxviii).

14. Negative Covenants.

(a) Section 7.02(a) of the Financing Agreement is hereby amended and restated to read as follows:

“Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens; provided, that, no Liens shall be permitted on any assets included in the Borrowing Base other than the Liens of the Collateral Agent for the benefit of the Lenders and any Permitted Lien that is an inchoate Lien securing obligations for the payment of money not overdue or otherwise payable.”

(b) Clause (iii) of Section 7.02(e) of the Financing Agreement immediately prior to the proviso is hereby amended and restated to read as follows:

“(iii) loans or advances to the Foreign Subsidiaries or ATP UK by the Borrower (x) existing on the Effective Date in an aggregate amount not exceeding $19,500,000 and (y) to be made by the Borrower after the Effective Date in an aggregate amount from the Effective Date not to exceed $17,500,000 (such loans and advances, the “Foreign Loans”)”

(c) Subclause (I)(C) of clause (iii) of Section 7.02(e) of the Financing Agreement is hereby amended by deleting the reference to the date “February 28, 2004” and substituting in lieu thereof the date “February 16, 2004”.

(d) The following new subsection (y) is hereby added to Section 7.02 of the Financing Agreement:

“(y) Collateral Coverage. From and after February 16, 2004, permit the then applicable Borrowing Base to be less than an amount equal to 150% of the sum of the aggregate amount of the Revolving Loans and Letter of Credit Obligations.”

15. Financial Covenants. (a) Section 7.03(b) of the Financing Agreement is hereby amended by deleting the parenthetical “(in each case, other than the Foreign Subsidiaries)” and substituting in lieu thereof the parenthetical “(in each case, other than the Foreign Subsidiaries and ATP UK)”.

(b) Section 7.03(d) of the Financing Agreement is hereby amended by deleting the parenthetical “(in each case, other than the Foreign Subsidiaries)” and substituting in lieu thereof the parenthetical “(in each case, other than the Foreign Subsidiaries and ATP UK)”.

(c) Section 7.03(f) of the Financing Agreement is hereby amended and restated to read as follows:

“Permit an amount equal to the sum of (x) Cash and Cash Equivalents and Permitted Investments in the accounts specified in Section 8.01 and (y) the amount of Availability, to be less than $1,000,000 from the Effective Date until February 16, 2004, and $2,500,000 on and after February 16, 2004.”

16. Collection of Accounts Receivable; Management of Collateral. (a) The sixth, seventh and eighth sentences of Section 8.01(a) of the Financing Agreement are hereby amended and restated in their entirety to read as follows:

“Until the Funding Agent shall advise the Loan Parties to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Loan Parties for and on the Funding Agent’s benefit and behalf, but at the Loan Parties’ expense, and such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of an Event of Default. So long as Availability is not greater than $20,000,000, the Funding Agent shall have the right to direct all funds received in the Collection Accounts to be sent by wire transfer or Automated Clearing House, Inc. payment to the Funding Agent’s Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Funding Agent.”

(b) Section 8.01(a) of the Financing Agreement is hereby amended by inserting immediately prior to the end of such Section, the following paragraph:

“On or prior to December 10, 2003, ATP UK shall (i) establish and maintain one or more depository accounts, under the dominion and control of the Funding Agent pursuant to a blocked account agreement among the Funding Agent, ATP UK and the applicable English financial institution, in form and substance satisfactory to the Agents, in respect of its Collections and (ii) instruct all of its Account Debtors to remit all such Collections to such depository accounts. ATP UK shall at all times deposit all Collections into such accounts that are received by it from any source promptly, and in any event no later than the first Business Day, after the date of receipt thereof. So long as no Event of Default shall have occurred and be continuing, ATP UK may use the funds on deposit in its bank accounts for its working capital purposes. During the continuance of an Event of Default, the Funding Agent shall have the right to convert all non-Dollar denominated balances in ATP UK’s bank accounts into Dollars (at the Loan Parties’ sole expense) and cause all amounts in such accounts to be wired into the Funding Agent’s Account or a Collection Account. The arrangements contemplated in Section 8.01(a) may not be modified by any Loan Party or any other Subsidiary of any Loan Party without the prior written consent of the Agents.”

17. Events of Default. (a) Clause (t) of Section 9.01 of the Financing Agreement is hereby amended by deleting the word “or” immediately after the semicolon and (b) immediately after clause (u) of Section 9.01 of the Financing Agreement, the following new clauses (v), (w), (x) and (y) are hereby inserted:

“(v) a Material Adverse Deviation shall have occurred;

(w) on or prior to March 1, 2004, ATP UK shall fail to produce Hydrocarbons from the Helvellyn field in the United Kingdom sector of the North Sea in an amount less than 12.5 mcfe of Hydrocarbons each day;

(x) the aggregate amount of the Hydrocarbons produced by the Borrower, net to the Borrower’s interest, in the United States in any calendar month shall be less than 20% of the aggregate amount of Hydrocarbons produced by the Borrower, net to the Borrower’s interest, in the United States in the immediately preceding month; or

(y) at the end of each calendar month, commencing on December 31, 2003, the NYMEX Strip Price for the majority of categories of crude oil or natural gas produced by the Loan Parties shall be less than 20% of the NYMEX Strip Price for such applicable categories at the end of the immediately preceding calendar month;”

18. Lenders’ Commitments. Schedule 1.01(A) of the Financing Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

19. Schedules. Each of Schedule 6.01(o), 6.01(s), 6.01(v), 6.01(x), 6.01(dd), and 6.01(ff) of the Financing Agreement is hereby modified and revised to include all information required to be provided therein with respect to, and solely with respect to, ATP UK, each as set forth in Exhibit B-1, Exhibit B-2, Exhibit B-3, Exhibit B-4, Exhibit B-5 and Exhibit B-6, respectively.

20. Conditions to Effectiveness. The effectiveness of this Amendment (the date of such effectiveness, the “Amendment Effective Date”) is subject to the conditions precedent that:

(a) this Amendment shall have been duly executed by an Authorized Officer of the Borrower and each Guarantor and the Agents and the Lenders, original counterparts of which shall have been delivered to the Administrative Agent;

(b) each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to this Amendment;

(d) the Administrative Agent shall, for the ratable benefit of the Lenders, have received a fee equal to $375,000 as set forth in the Supplemental Fee Letter, dated as of November 14, 2003, from the Borrower to the Agents;

(e) the Administrative Agent shall have received copies of the resolutions of the Borrower, certified as of the Amendment Effective Date, by an Authorized Officer, the Secretary or an assistant secretary thereof, authorizing (i) the increase in the Commitments and (ii) the execution, delivery and performance by the Borrower of this Agreement;

(f) the Agents shall have received an opinion of counsel to the Loan Parties as to such other matters as the Agents may reasonably request;

(g) the Administrative Agent shall have received copies of each Material Contract as in effect on the Amendment Effective Date, each of which is set forth on Exhibit B-4, certified by an Authorized Officer of the Borrower as true and correct copies of the relevant Material Contracts, together with a certificate of an Authorized Officer of the Borrower stating that such Material Contracts remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such Material Contracts;

(h) substantially contemporaneously with the satisfaction of each of the other conditions precedent set forth in this paragraph 20, the Administrative Agent shall have received each of the following documents, duly executed and/or delivered by ATP UK, each in form and substance satisfactory to the Administrative Agent (it being understood and agreed that the delivery of such documents hereunder shall satisfy the requirements specified therefor under the Consent and Amendment No. 1 to the Financing Agreement, dated as of November 14, 2003 (“Amendment No. 1”) to deliver such documents on or prior to December 3, 2003, as such date was extended by the Overadvance Letter, dated as of November 26, 2003, from the Agents and the Lenders to the Borrower and the Guarantor): (i) a Debenture, made by ATP UK made in favor of the Administrative Agent for the benefit of the Agents and the Lenders (the “Debenture”), (ii) a Charge Over Shares, made ATP in favor of the Administrative Agent for the benefit of the Agents and the Lenders (the “Charge Over Shares”), (iii) a notice of charge in relation to the Charged Accounts (as such term is defined in the Debenture), duly executed by ATP UK and delivered to the financial institution where the Charged Accounts are established (the “Charged Accounts Notice”), (iv) a stamped and undated stock transfer form, duly executed by the Borrower in respect of the remaining Capital Stock of ATP UK pledged to the Administrative Agent, (v) evidence that the Secretary of State has consented to the security interests created by the Debenture and the Charge over Shares, (vi) organizational documents of ATP UK, each certified by an officer of ATP UK, including, without limitation, its memorandum and articles of association and resolutions and/or consents related to the transactions contemplated by this Amendment, the Debenture and the Charge Over Shares, and (vii) such other agreements, instruments or other documents required by the Agents;

(i) the Administrative Agent shall have received satisfactory evidence that the Administrative Agent for the benefit of the Agents and the Lenders, shall have been granted Liens on substantially all of the assets of ATP UK, including, without limitation, Liens on the UK Oil and Gas Properties, and such Liens shall be validly perfected, first priority on such assets and properties, and the Loan Parties shall have satisfied each other agreement set forth in Paragraph 9(b) of Amendment No. 1;

(j) the Agents shall have received updated Weekly Cash Flow Schedules (as defined in Amendment No. 1 to the Financing Agreement), which updated Weekly Cash Flow Schedules shall be the same as the Weekly Cash Flow Schedules delivered pursuant to Amendment No. 1 to the Financing Agreement, but shall set forth a new line item for disbursements by ATP UK to develop its Oil and Gas Properties at Helvellyn, all in form and substance satisfactory to the Agents and which updated Weekly Cash Flow Schedules, shall be certified by the Chief Financial Officer of the Borrower and attached hereto as Exhibit C; and

(k) all other legal matters incident to this Amendment shall be satisfactory to the Agents and their counsel.

21. Representations and Warranties. Each of the Loan Parties hereby jointly and severally represents and warrants to the Agents and the Lenders as follows:

(a) Each of the Loan Parties has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Financing Agreement, as amended hereby.

(b) The execution, delivery and performance of this Amendment by each of the Loan Parties, and the performance by each of the Loan Parties of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its material properties, and (iv) do not and will not result in any material default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or the performance by any Loan Party of the Financing Agreement, as amended hereby.

(d) This Amendment and the Financing Agreement, as amended hereby, constitute the legal, valid and binding obligations of each Loan Party, enforceable against such Persons in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

22. Post-Closing Deliveries. Each of the Loan Parties and ATP UK shall deliver or cause to be delivered to the Agents the following:

(a) on or prior to December 10, 2003, title opinions of the Borrower’s counsel or other evidence satisfactory to the Agents of the title of ATP UK to its Oil and Gas Properties;

(b) on or prior to December 10, 2003, opinions of counsel in the United Kingdom as to such matters as the Agents reasonably request; and

(c) on or prior to December 18, 2003, appropriate additional insured and loss payable endorsement certificates in favor of the Administrative Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Agents from the insurance providers of ATP UK.

23. Ratification. Except as otherwise expressly provided herein, each Loan Party confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date on which this Amendment is effective all references in any such Loan Document to “the Financing Agreement”, “thereto”, “thereof”, “thereunder”, or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (b) to the extent that any such Loan Document purports to assign or pledge to the Administrative Agent, or to grant to the Administrative Agent a security interest in or lien on, any collateral as security for its obligations from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all of its obligations, whether now existing or hereafter arising. This Amendment does not and shall not affect any Obligation or Guarantee Obligation (as the case may be), other than as expressly provided herein, of any Loan Party under or arising from the Financing Agreement or any other Loan Document, all of which obligations are hereby ratified and shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

24. Expenses. The Borrower hereby agrees to pay to the Agents upon demand the amount of any and all fees, costs and expenses, including the reasonable fees, disbursements and other client charges of the Agents’ counsel, which the Agents may incur in connection with this Amendment, the amounts of which the Borrower agrees may be charged to the Loan Account.

25. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same waiver. Delivery of an executed counterpart of this Amendment by telecopier or by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

26. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed within such state.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

AGENTS AND LENDERS:

ABLECO FINANCE LLC, as Collateral Agent, Administrative Agent and Lender, for itself as a Lender and on behalf of its affiliate assigns as Lenders

By:	/s/ KEVIN GENDA

Title:	Senior Vice President

WELLS FARGO FOOTHILL, INC., as Funding Agent and Lender

By:	/s/ DREW STAWIN

Title:	Senior Vice President

BORROWER:

ATP OIL & GAS CORPORATION

By:	/s/ ALBERT L. REESE, JR.

Title:	Senior Vice President

GUARANTORS:

ATP ENERGY, INC.

By:	/s/ ALBERT L. REESE, JR.

Title:	Senior Vice President

ATP OIL & GAS (UK) LIMITED

By:	/s/ T. PAUL BULMAHN

Title:	Director